Exhibit 99.1

Dear Colleagues,

I’m writing to provide you with another update on our pending merger with Ant Financial.

As I’ve mentioned previously, the merger is subject to approval by certain state regulators and by the Committee on Foreign Investment in the United States (CFIUS). We continue to work with the CFIUS committee and the various other regulatory agencies and remain focused on closing the transaction by the end of this year.

A CFIUS review is common in transactions in which a foreign company wants to buy a U.S.-based company. This important process often involves the review of a considerable amount of information and can take months to be completed – particularly given the large number of cases currently under consideration and staff turnover following the change in Presidential administrations.

You may have seen recent media attention about the CFIUS process generally, as well as speculation – and some deliberate misinformation – about CFIUS review of our transaction in particular. As a matter of policy, we are not commenting about our ongoing CFIUS review, which is by law a confidential process. However, we do feel we have an obligation to set the record straight regarding recent statements about our business in the media and by a spurned suitor – Euronet – that are misleading or just plain wrong.

For example, as all of you know so well, MoneyGram is one of many money transfer companies in the U.S., and our services are offered at grocery stores, pharmacies, and other retail agent locations across the country. The vast majority of remittance transfers require only a name, address, and date of birth. The data that we collect is very limited, but we secure it carefully and maintain the privacy of our customers.

Following the close of the transaction with Ant Financial, U.S. customer data will continue to be stored on secure servers located in the U.S. Ant will support investments in MoneyGram’s technology and systems to further strengthen our consumer protection, anti-money laundering and compliance capabilities. We will continue to focus on customer safety and privacy, ensuring information is kept secure and private through multi-layered safeguards.

As you know, technology is revolutionizing the money transfer industry, and our access to approximately 3.8 billion mobile wallets around the world, along with account deposit and other digital solutions, has made money transfer faster, cheaper, and safer for our customers. We are excited about our future with Ant Financial, which will strengthen MoneyGram’s business, increase U.S. jobs, promote financial inclusion by helping more customers access innovative, secure, and reliable financial connections, and deliver value to all of our stakeholders.

It continues to be business as usual at MoneyGram. We remain committed to our mission to provide excellent customer service and to make money transfers easier for consumers around the world. Thank you for your continued hard work and dedication to MoneyGram and to our customers.

Sincerely,

Alex

Forward-Looking Statements

This release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws, including, among other things, statements regarding the likelihood of the merger with Ant Financial being consummated and the expected timetable for completing the proposed transaction. These statements are subject to numerous risks and uncertainties, including the risk that the conditions to the closing of the merger may not be consummated, many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.